SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report:  July 13, 2001                  Date of earliest event reported:
                                                          July 13, 2001

                       Commission file number 33-31706-01
                                              -----------



                               ACG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   62-1395968
     (State of incorporation)            (I.R.S. employer identification number)


                               100 Winners Circle
                           Brentwood, Tennessee 37027
                                 (615) 377-0377
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          AMERICAN COLOR GRAPHICS, INC.
             (Exact name of registrant as specified in its charter)

                  New York                             62-1003976
     (State of incorporation)            (I.R.S. employer identification number)

                               100 Winners Circle
                           Brentwood, Tennessee 37027
                                 (615) 377-0377
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                                 Not applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)


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Item 5.  Other Events

                  ACG Holding's (the "Company's") sales for the first fiscal quarter ended June 30,2001 were $140.1 million compared to $141.5 million for the comparable prior year period. The Company's net income for the first fiscal quarter was $5.0 million compared to $6.9 million for the comparable prior year period. EBITDA for the first fiscal quarter was $21.2 million compared to $25.0 million in the comparable prior year period.

                  The Company's first quarter results were negatively impacted by weakness in the retail industry and the corresponding reduction in demand for printing related to reduced advertising spending. Weakness in demand for advertising has negatively impacted both the printing operations and the premedia operations. The Company expects the weakness in the retail advertising markets to continue to negatively impact its revenue and income through its second fiscal quarter. However, the Company anticipates its third fiscal quarter will improve as retailers have historically utilized print advertising aggressively to market their goods and services during the holiday season.

                  In response to current economic conditions the Company has consolidated production, reduced work weeks and has temporarily idled equipment in various facilities. Furthermore, the Company anticipates a reduction in capital spending.

                  While the Company has experienced these short-term revenue and income short-falls, the Company's cash flow from operations has remained strong and as a result the Company's debt (including capital leases) has been reduced to $259.9 million at June 30, 2001 from $268.9 million and $261.7 million at June 30, 2000 and March 31, 2001, respectively.

                  ACG Holdings, Inc., through the printing division of American Color Graphics, Inc., is one of the nation's largest suppliers of commercial heatset offset and flexographic printing. The Company's ten production facilities print and distribute products such as weekly retail advertising inserts, Sunday comic sections, comic books and other publications for many of the country's leading retailers and major newspapers.

                  American Color, the premedia division of American Color Graphics, Inc., is a leader in the premedia services industry with nine full-service locations nationwide. American Color is also a major supplier of digital photography, multimedia, PhotoCD imaging, digital asset management services, facilities management and computer-to-plate (CTP) workflows. The American Color premedia facilities and American Color Graphics printing plants are linked by a state-of-the-art digital communications network to provide instantaneous delivery of premedia materials from coast-to-coast.

                  This Current Report on Form 8-K (this "Report") contains forward-looking statements within the meaning of the private Securities Litigation Reform Act of 1995 and ACG Holdings and American Color Graphics intend that such forward-looking statements be subject to the safe harbors created thereby. In this Report, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of many factors outside the control of ACG Holdings and American Color Graphics including, but not limited to:

                  - fluctuations in the cost of paper and other raw materials used,
                  - changes in the advertising and print markets,
                  - actions by our competitors, particularly with respect to pricing,
                  - the financial condition of our customers,
                  - our financial condition and liquidity,
                  - the general condition of the United States economy,
                  - demand for our products and services, and
                  - the matters set forth in this Report generally.

                  Additional factors are set forth in ACG Holdings' and American Color Graphics' Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

                  Consequently, such forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We do not undertake and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ACG HOLDINGS, INC.
                                    AMERICAN COLOR GRAPHICS, INC.



Date:  July 13, 2001                By: /s/    Joseph M.Milano
                                        ----------------------------------------
                                               Joseph M. Milano
                                               Executive Vice President and
                                               Chief Financial Officer





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